Exhibit 15
February 10, 2025

The Board of Directors and Shareowners of
Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204

We are aware that our report dated February 10, 2025, on our review of the interim financial information of Rockwell Automation, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, is incorporated by reference in Registration Statement Nos. 333-101780, 333-149581, 333-150019, 333-157203, 333-165727, 333-180557, 333-184400, 333-205022, 333-209706, 333-234642, and 333-236277 on Form S-8.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin